Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GreenSky, Inc. of our report dated March 27, 2018 relating to the financial statements of GreenSky Holdings, LLC, which appears in GreenSky, Inc.’s Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA
November 9, 2018